UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2009
VIA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27264	33-0687976
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)
750 Battery Street, Suite 330
San Francisco, CA 94111
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (415) 283-2200
N/A
(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
     On January 15, 2009, VIA Pharmaceuticals, Inc. (the “Company”), in accordance with the terms of the agreement, provided advance written notice to the Board of Trustees of the Leland Stanford Junior University (“Stanford University”), of its intention to terminate the Exclusive Agreement (the “License Agreement”), dated as of February 28, 2005, by and between the Company and Stanford University, effective as of February 14, 2009. In February 2005, the Company entered into the License Agreement with Stanford University to use a comprehensive gene expression database and analysis tool to identify novel, and prioritize known, molecular targets for the treatment of vascular inflammation and to study the impact of candidate therapeutic interventions on the molecular mechanisms underlying atherosclerosis (the “Stanford Platform”). The Chair of the Company’s Scientific Advisory Board and one of the Company’s founders, Thomas Quertermous, M.D., developed the Stanford Platform at Stanford University during the course of a four-year, $30.0 million research study. The Company did not incur any early termination penalties.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA PHARMACEUTICALS, INC.

Date: February 13, 2009	By:	/s/ James G. Stewart

James G. Stewart
Senior Vice President, Chief Financial Officer
and Secretary